FOR RELEASE ON: February 21, 2013 at 7:30 a.m. ET	Exhibit 99.1

CONTACT:	Dan Behrendt
Chief Financial Officer
TASER International, Inc.
(480) 905-2000

TASER Q4 Revenues Up More Than 50% to $32.1 Million

Company Reports Record Annual Revenue of $114.8 Million

SCOTTSDALE, Ariz., February 21, 2013 — TASER International, Inc. (NASDAQ: TASR), today announced financial results for the fourth quarter of 2012 ended December 31, 2012.

Financial Summary:

•

Net sales were $32.1 million in the quarter, an increase of $10.8 million, or 50.6% compared to fourth quarter 2011 sales of $21.3 million. The increase in sales versus the prior year was primarily driven by agencies upgrading to the new TASER® X2™ Conducted Electrical Weapon (CEW). The TASER Protection Plan supplemented the upgrade program allowing the Company to offer financing to agencies allowing them to accelerate the upgrade of their fleet of TASER devices.

•	Revenues in the CEW segment grew $9.6 million or 46.6% in the fourth quarter of 2012 when compared to the fourth quarter of 2011.

•	Revenues in the Video segment grew $1.2 million, or 170%, to $1.8 million in the fourth quarter of 2012.

•

Gross margin in the fourth quarter of 2012 was 59.7%, compared to 32.7% in the same period last year. Negatively affecting gross margin in the fourth quarter of 2011 was a $3.7 million charge for excess inventory of the X3 product line and first generation of AXON video products. The remaining improvement in gross margin in 2012 was driven by the increase in sales of the X2 which has a more favorable margin profile, more direct sales which increased our average selling price, and a reduction in expenses in our Video segment due to our decision to utilize third party cloud services along with on-going manufacturing and operational efficiencies.

•

Sales, general and administrative (SG&A) expenses of $12.5 million in the fourth quarter of 2012 increased 23.3%, from $10.1 million in the fourth quarter of 2011. This increase was partially a result of higher variable selling expenses associated with increased direct sales and internet marketing initiatives. Personnel costs also increased as a result of additional strategic hires and increases to commission and bonus expense. The quarter was also impacted by a stock compensation true-up for performance-based stock. The Company continues to make strategic investments in SG&A expenses to grow its international and video product sales. We are encouraged by the early results of these investments which will continue in 2013.

•	Research and development (R&D) expenses of $2.0 million for the fourth quarter of 2012 are consistent with the prior-year and previous quarters.

•

Operating income improved $11.9 million to $4.7 million in the fourth quarter of 2012 from an operating loss of $7.2 million in the prior-year quarter, largely due to the increased sales and an improved gross margin discussed above.

•

Adjusted EBITDA was $7.7 million for the fourth quarter of 2012, a significant increase from Adjusted EBITDA of $1.2 million in the fourth quarter of 2011. The increase is due to higher sales and improved margins.

•

Income taxes for the fourth quarter of 2012 were $1.0 million. The income tax expense in the fourth quarter was favorably impacted by the reversal of our valuation reserve for deferred tax assets. The strong operating results in 2012, coupled with a favorable forecast led the Company to conclude that it is more likely than not that its deferred tax assets will be realized.

•	Net income for the fourth quarter of 2012 was $3.8 million, or $0.07 per share on a basic and diluted basis.

•	In the fourth quarter of 2012, the Company generated $3.3 million in cash from operating activities. The Company generated $26.5 million in cash from operating activities during the full year of 2012.

•

Cash, cash equivalents and investments were $37.8 million at the end of the fourth quarter of 2012, after completing $20.0 million of stock repurchases during the year. The Company has no debt, other than a capital lease, recorded on its balance sheet.

“The X2 Smart Weapon continued to show strong growth in the fourth quarter which is evidence of the success of our upgrade program,” remarked Rick Smith, CEO of TASER International, Inc. “With the release of the X26P Smart Weapon in January 2013, we anticipate even more agencies will take advantage of our upgrade programs in 2013. “We also saw growth in the number of agencies embracing on-officer recording systems through sales of AXON Flex™ on-officer cameras and EVIDENCE.com service. Bookings continued to trend upwards this quarter, growing 26.8% sequentially from the third quarter, and we continue to receive positive feedback from the marketplace about the value-add of these products. As a whole, these initiatives drove a 50% year-over-year growth in our top-line results for the fourth quarter.”

“Evidenced by the strength of our top line growth, we have continued to reinvest into the business to drive future growth as demonstrated by the uptick in SG&A expenses. We will look to tie this reinvestment directly with the sales and booking trends that we see in the future. We also continue to focus on creating a culture of operational excellence which has helped the Company deliver a fourth consecutive quarter of strong operational results. We remain well positioned to deliver on the execution of our strategy to continue to generate significant operating cash flows, and to drive profitable growth and value for all of our stakeholders,” concluded Smith.

Other Significant Events:

•

In the fourth quarter, the Company continued to see adoption of the new X2 Smart Weapon platform by agencies through its extended upgrade program. The Company announced a number of significant orders that occurred during the fourth quarter, which included:

•	The Phoenix Police Department (AZ) purchased 2,365 X2 CEWs.

•	The Tempe Police Department (AZ) purchased 350 X2 CEWs.

•	The Knox County Sheriff’s Office (TN) purchased 285 X2 CEWs.

•	The Cleveland Police Department (OH) purchased 251 X2 CEWs.

•	The Washtenaw County Sheriff’s Department (MI) for 165 X2 CEWs.

•	The Cobb County Police Department (GA) purchased 120 X2 CEWs.

•	The Baton Rouge Police Department (LA) purchased 100 X2 CEWs.

•

The Company continued to see new agencies adopting the new TASER AXON Flex on-officer camera and EVIDENCE.com management service during the fourth quarter. Bookings for AXON Flex and EVIDENCE.com systems more than tripled over the course of two quarters from approximately $450,000 in the second quarter of 2012 to approximately $1.7 million in the fourth quarter of 2012. AXON Flex and EVIDENCE.com deployments included significant order from the Sale Lake Valley Police Alliance, the Fort Collins Police Department, the Wichita Police Department, and dozens of smaller agencies.

The Company will host its fourth quarter 2012 earnings conference call on Thursday, February 21, 2013 at 10:00 a.m. ET. To join the live audio presentation, please dial toll free at 877-303-9126 or 253-237-1156 for international callers. The pass code is 92888267.

Non-GAAP Measures

To supplement the Company’s financial results presented in accordance with GAAP, we are presenting the non-GAAP financial measures of EBITDA and Adjusted EBITDA. Our management uses these non-GAAP financial measures in evaluating the Company’s performance in comparison to prior periods and as a measure of liquidity. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning and forecasting our future periods. A reconciliation of GAAP to the non-GAAP financial measures is presented at the end of the release.

EBITDA is defined as consolidated net income (loss) before net interest expense, income taxes and depreciation and amortization. Adjusted EBITDA as presented herein is defined as net income (loss) before net interest expense, income taxes, depreciation and amortization and before certain other items, including: stock-based compensation; loss on write-down/disposal of property, equipment and intangibles, net; provision for obsolete and excess inventory; litigation judgment (reversal) expense; loss on impairment; and interest income and other (income) expense.

Caution on Use of Non-GAAP Measures

These non-GAAP financial measures are not consistent with GAAP, and management believes investors will benefit by referring to these non-GAAP financial measures when assessing the Company’s operating results, as well as when forecasting and analyzing future periods. However, management recognizes that:

•	these non-GAAP financial measures are limited in their usefulness and should be considered only as a supplement to the Company’s GAAP financial measures;

•	these non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the Company’s GAAP financial measures;

•	these non-GAAP financial measures should not be considered to be superior to the Company’s GAAP financial measures; and

•

these non-GAAP financial measures were not prepared in accordance with GAAP and investors should not assume that the non-GAAP financial measures presented in this earnings release were prepared under a comprehensive set of rules or principles.

Further, these non-GAAP financial measures may be unique to the Company, as they may be different from non-GAAP financial measures used by other companies. As such, this presentation of non-GAAP financial measures may not enhance the comparability of the Company’s results to the results of other companies.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure or measures appears within this press release.

About TASER International, Inc.

TASER International, Inc. (NASDAQ:TASR) is a global provider of safety technologies that protect life and prevent conflict. More than 16,000 public safety agencies in 100 countries rely on TASER® conducted electrical weapons and AXON on-officer camera systems to help protect and serve. Today, the use of TASER CEWs has saved more than 100,000 lives from potential death or serious injury while TASER innovations benefit individuals and families too, providing personal protection and accountability while maintaining regard for life. Since 1994, more than 251,000 individuals have relied on TASER technology as a means for effective personal safety. Learn more about TASER International and its solutions at www.TASER.com and www.EVIDENCE.com or by calling (800) 978-2737. Be a part of the TASER community by joining us on Facebook, LinkedIn, Twitter, and YouTube.

TASER® is a registered trademark of TASER International, Inc., registered in the U.S. All rights reserved. TASER logo, AXON, AXON Flex, X26, X26P and X2 are trademarks of TASER International, Inc.

Note to Investors

To review the TASER International Safe Harbor Statement, please visit:

http://investor.taser.com/phoenix.zhtml?c=129937&p=irol-safeharbor.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding our expectations, beliefs, intentions or strategies regarding the future; that we will continue to make investments through increased SG&A in 2013; that we anticipate agencies will take advantage of our upgrade program and that we are well positioned to execute our strategy. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. The forward-looking information is based upon current information and expectations regarding TASER International, Inc. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements herein.

TASER International assumes no obligation to update the information contained in this press release. These statements are qualified by important factors that could cause our actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: market acceptance of our products; budgetary and political constraints of prospects and customers; litigation risks resulting from alleged product-related injuries and media publicity concerning allegations of deaths occurring after use of the TASER device and the negative impact this publicity could have on sales; our dependence on sales of our TASER X26 and X2 CEWs; our ability to manage our growth; our ability to increase manufacturing production to meet demand; the outcome of pending litigation; establishment and expansion of our direct and indirect distribution channels; the acceptance of our EVIDENCE.com software model; breach of our security measures resulting in unauthorized access to customer data; our ability to design, introduce and sell new products; delays in development schedules; risks relating to acquisitions and joint ventures; the length of our sales cycle and our ability to realize benefits from our marketing and selling efforts; risks of governmental regulations, including regulations of our products by the United States Consumer Product Safety Commission, regulation of our products as a “crime control” product by the Federal government, state and local government regulation and foreign regulation; our compliance with regulations governing the environment, including but not limited to, regulations within the European Union; our ability to protect our intellectual property; intellectual property infringement claims and relating litigation costs; competition in foreign countries relating to foreign patents; our successful identification of existing intellectual property rights that might infringe on our developments; the adverse effects that could result from our products being classified as firearms by the United States Bureau of Alcohol and Firearms or any state; product defects; rapid technological change; our dependence on third party suppliers for key components of our products; component shortages; our dependence on foreign suppliers for key components; rising costs of raw materials and transportation relating to petroleum prices; catastrophic events; outages and disruptions relating to our EVIDENCE.com service; fluctuations in quarterly operating results; foreign currency fluctuations; counterparty risks relating to cash balances held in excess of FDIC insurance limits; employee retention risks and other factors identified in documents filed by us with the Securities and Exchange Commission, including those set forth in our Form 10-K for the year ended December 31, 2011 under the caption “Risk Factors.”

For investor relations information please contact Erin Curtis by phone at 480-515-6330 or via email at IR@TASER.com, or Dan Behrendt, Chief Financial Officer of TASER International, Inc., 480-905-2002.

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TASER International, Inc.

Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended
	December 31, 2012	December 31, 2011
Net sales	$32,115,957	$21,329,791
Cost of products sold and services delivered	12,948,025	10,607,369
Excess inventory charges	—	3,746,149

Gross margin	19,167,932	6,976,273
Sales, general and administrative expenses	12,467,094	10,113,098
Research and development expenses	1,982,608	2,080,799
(Gain) loss on write down / disposal of property and equipment, net	(19,027)	2,004,043

Income (loss) from operations	4,737,257	(7,221,667)
Interest and other (expense) income, net	57,297	(16,278)

Income (loss) before provision (benefit) for income taxes	4,794,554	(7,237,945)
Provision (benefit) for income taxes	979,748	(1,336,894)

Net income (loss)	$3,814,806	$(5,901,051)

Income (loss) per common and common equivalent shares
Basic	$0.07	$(0.11)
Diluted	$0.07	$(0.11)
Weighted average number of common and common equivalent shares outstanding
Basic	52,503,411	55,861,811
Diluted	54,297,140	55,861,811

TASER International, Inc.

Consolidated Statements of Operations

(unaudited)

	For the Twelve Months Ended
	December 31, 2012	December 31, 2011
Net sales	$114,752,748	$90,027,906
Cost of products sold and services delivered	47,038,173	41,752,520
Excess inventory charges	—	3,746,149

Gross margin	67,714,575	44,529,237
Sales, general and administrative expenses	39,086,190	38,000,455
Research and development expenses	8,139,359	9,989,219
Litigation judgment (reversal) expense	(2,200,000)	3,301,243
Asset impairment	—	1,353,857
Loss on write down / disposal of property and equipment, net	160,506	2,800,396

Income (loss) from operations	22,528,520	(10,915,933)
Interest and other income, net	82,842	1,287,192

Income (loss) before provision (benefit) for income taxes	22,611,362	(9,628,741)
Provision (benefit) for income taxes	7,873,620	(2,588,875)

Net income (loss)	$14,737,742	$(7,039,866)

Income (loss) per common and common equivalent shares
Basic	$0.27	$(0.12)
Diluted	$0.27	$(0.12)
Weighted average number of common and common equivalent shares outstanding
Basic	53,827,204	59,435,624
Diluted	54,722,785	59,435,624

TASER International, Inc.

Segment Reporting

(unaudited)

	For the Three Months Ended
	December 31, 2012			December 31, 2011
	Video	CEW	Total	Video	CEW	Total
Product sales	$1,605,994	$30,280,142	$31,886,136	$580,183	$20,649,895	$21,230,078
Service revenue	229,821	—	229,821	99,713	—	99,713

Net sales	1,835,815	30,280,142	32,115,957	679,896	20,649,895	21,329,791

Cost of products sold	1,060,474	11,281,458	12,341,932	737,007	8,526,467	9,263,474
Cost of service delivered	606,093	—	606,093	1,343,895	—	1,343,895
Excess inventory charges	—	—	—	1,997,050	1,749,099	3,746,149

Cost of products sold and services delivered	1,666,567	11,281,458	12,948,025	4,077,952	10,275,566	14,353,518

Gross margin	169,248	18,998,684	19,167,932	(3,398,056)	10,374,329	6,976,273
Sales, general and administrative expenses	1,085,144	11,381,950	12,467,094	936,560	9,176,538	10,113,098
Research and development expenses	850,485	1,132,123	1,982,608	1,121,893	958,906	2,080,799
(Gain) loss on write down / disposal of property and equipment, net	—	(19,027)	(19,027)	1,445,593	558,450	2,004,043

(Loss) income from operations	$(1,766,381)	$6,503,638	$4,737,257	$(6,902,102)	$(319,565)	$(7,221,667)

(Loss) income from operations, normalized (a)	$(1,766,381)	$6,484,611	$4,718,230	$(3,459,459)	$1,987,984	$(1,471,475)

Operating margin %	-96%	21%	15%	-1015%	-2%	-34%
Operating margin %, normalized	-96%	21%	15%	-509%	10%	-7%

	For the Twelve Months Ended
	December 31, 2012			December 31, 2011
	Video	CEW	Total	Video	CEW	Total
Product sales	$5,070,600	$109,054,723	$114,125,323	$3,001,143	$86,675,067	$89,676,210
Service revenue	627,425	—	627,425	351,696		351,696

Net sales	5,698,025	109,054,723	114,752,748	3,352,839	86,675,067	90,027,906

Cost of products sold	3,773,152	39,350,134	43,123,286	2,692,729	34,212,839	36,905,568
Cost of service delivered	3,914,887	—	3,914,887	4,846,952	—	4,846,952
Excess inventory charges	—	—	—	1,997,050	1,749,099	3,746,149

Cost of products sold and services delivered	7,688,039	39,350,134	47,038,173	9,536,731	35,961,938	45,498,669

Gross margin	(1,990,014)	69,704,589	67,714,575	(6,183,892)	50,713,129	44,529,237
Sales, general and administrative expenses	3,510,372	35,575,818	39,086,190	3,206,567	34,793,888	38,000,455
Research and development expenses	4,201,193	3,938,166	8,139,359	4,544,345	5,444,874	9,989,219
Litigation judgment expense	—	(2,200,000)	(2,200,000)	—	3,301,243	3,301,243
Asset impairment	—	—	—	—	1,353,857	1,353,857
Loss on write down / disposal of property and equipment, net	—	160,506	160,506	2,156,836	643,560	2,800,396

(Loss) income from operations	$(9,701,579)	$32,230,099	$22,528,520	$(16,091,640)	$5,175,707	$(10,915,933)

(Loss) income from operations, normalized (a)	$(9,701,579)	$30,190,605	$20,489,026	$(11,937,754)	$12,223,466	$285,712

Operating margin %	-170%	30%	20%	-480%	6%	-12%
Operating margin %, normalized	-170%	28%	18%	-356%	14%	0%

(a)	Income from operations excluding excess inventory charges, litigation judgment expense, asset impairment and loss on write down / disposal of property and equipment, net

TASER International, Inc.

AXONFlex and EVIDENCE.COM Bookings by Quarter

(unaudited)

	For the Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,
	2012	2012	2012	2012
Bookings	$1,670,813	$1,318,107	$451,183	$352,231

AXON Flex and EVIDENCE.COM Bookings is a statistical measure defined as the sales price of orders placed in the relevant time period. Bookings is an indication of the activity the Company is seeing relative to AXON Flex and EVIDENCE.COM. The Company has deliverables to meet, prior to recognizing revenue related to many of the orders. These statistics represent orders and not invoiced sales. Once invoiced, the revenue related to EVIDENCE.COM is recognized over the requisite service period of one to five years. For more information relative to our revenue recognition policies, please reference our SEC filings.

TASER International, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011
Net income (loss)	$3,814,806	$(5,901,051)	$14,737,742	$(7,039,866)
Depreciation and amortization	1,405,261	1,983,931	6,519,250	8,096,543
Interest expense	5,360	32,412	9,839	33,067
Provision (benefit) for income taxes	979,748	(1,336,894)	7,873,620	(2,588,875)

EBITDA	$6,205,175	$(5,221,602)	$29,140,451	$(1,499,131)

Adjustments:
Stock-based compensation expense	$1,224,456	$504,856	$3,421,506	$3,038,300
Loss on write down/disposal of property, equipment and intamgibles, net	50,280	2,028,582	355,418	2,854,752
Provision for excess and obsolete inventory	316,882	3,863,528	553,701	4,610,197
Litigation judgment (reversal) expense	—	—	(2,200,000)	3,301,243
Loss on impairment	—	—	—	1,353,857
Interest income and other (income) expense	(62,657)	(16,134)	(92,681)	(1,320,259)

Adjusted EBITDA	$7,734,136	$1,159,230	$31,178,395	$12,338,959

Adjusted EBITDA as a percentage of net sales	24.1%	5.4%	27.2%	13.7%

Composition of stock-based compensation:

	For the Three Months Ended		For the Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011
Cost of products sold	$38,383	$(14,040)	$172,360	$121,177
Sales, general and administrative expenses	1,014,593	400,081	2,645,827	2,291,339
Research and development expenses	171,480	118,815	603,319	625,784

	$1,224,456	$504,856	$3,421,506	$3,038,300

TASER International, Inc.

Consolidated Balance Sheets

(unaudited)

	December 31,	December 31,
	2012	2011
ASSETS
Current Assets:
Cash and cash equivalents	$36,126,791	$21,300,733
Short-term investments	1,680,958	5,108,189
Accounts and notes receivable, net	18,101,240	11,780,135
Inventory	10,993,209	11,484,761
Prepaid expenses and other current assets	2,754,331	2,089,676
Deferred income tax assets, net	9,395,987	9,968,929

Total current assets	79,052,516	61,732,423
Property and equipment, net	21,952,201	26,845,220
Deferred income tax assets, net	11,605,812	12,716,169
Intangible assets, net	3,317,169	3,224,006
Other assets	308,553	444,933

Total assets	$116,236,251	$104,962,751

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$6,222,904	$4,513,938
Accrued liabilities	7,065,085	7,643,004
Current portion of deferred revenue	4,287,305	3,317,641
Customer deposits	500,018	413,314
Current portion of capital lease payable	33,947	—

Total current liabilities	18,109,259	15,887,897
Deferred revenue, net of current portion	7,835,767	4,636,901
Liability for unrecognized tax benefits	2,902,896	1,982,399
Long-term portion of capital lease payable	103,283	—

Total liabilities	28,951,205	22,507,197

Commitments and Contingencies

Stockholders’ Equity:
Preferred Stock	—	—
Common Stock	661	652
Additional paid-in capital	111,661,393	101,597,626
Treasury Stock	(67,203,043)	(47,207,093)
Retained earnings	42,883,067	28,145,325
Accumulated other comprehensive loss	(57,032)	(80,956)

Total stockholders’ equity	87,285,046	82,455,554

Total liabilities and stockholders’ equity	$116,236,251	$104,962,751

TASER International, Inc.

Selected Consolidated Statement of Cash Flows Information

(unaudited)

	For the Twelve Months Ended
	December 31, 2012	December 31, 2011
Net income (loss)	$14,737,742	$(7,039,866)
Depreciation and amortization	6,519,250	8,096,543
Stock-based compensation expense	3,421,506	3,038,300
Net cash provided by operating activities	26,517,213	17,265,765
Net cash provided by (used in) investing activities	1,681,055	(7,597,642)
Net cash used in financing activities	(13,363,416)	(31,061,610)
Cash and cash equivalents, end of period	36,126,791	21,300,733